Exhibit 3.13

CERTIFICATE OF LIMITED PARTNERSHIP

OPRYLAND HOSPITALITY, INC., a Tennessee corporation, as General Partner, hereby makes, acknowledges and files with the Secretary of State of the State of Florida, this Certificate of Limited Partnership for the purposes of forming a limited partnership for profit in accordance with the laws of the State of Florida.

1. Name of Partnership. The name of the partnership shall be GAYLORD/XENTURY ASSOCIATES LIMITED PARTNERSHIP.

2. Location of Principal Place of Business. The principal place of business of the partnership shall be located at c/o Gaylord Entertainment Company, One Gaylord Drive, Nashville, Tennessee 37214, or at such other place or places as the General Partner shall from time to time determine.

3. Name and Address of the Registered Agent for Service of Process.

Nicholas A. Pope, Esquire

Lowndes, Drosdick, Doster, Kantor & Reed, P.A.

215 North Eola Drive

Orlando, Florida 32801

4. Name and Business Address of the General Partner.

Opryland Hospitality, Inc.

c/o Gaylord Entertainment Company

One Gaylord Drive

Nashville, Tennessee 37214

5. Mailing Address of the Limited Partnership.

c/o Gaylord Entertainment Company

One Gaylord Drive

Nashville, Tennessee 37214

Attn: General Counsel

6. Name and Business Address of the Limited Partner.

Xentury City Development Company, L.C.

7575 Dr. Phillips Boulevard, Suite 260

Orlando, Florida 32819

7. Term. The partnership shall be dissolved on December 31, 2073 unless sooner dissolved and terminated prior to such date as provided in the Limited Partnership Agreement of the partnership.

EXECUTED this 20th day of January, 1998.

GENERAL PARTNER:	OPRYLAND HOSPITALITY, INC. a Tennessee corporation

	By:	/s/ Jack Vaughn

	Name:	Jack Vaughn

	Title:	Senior Vice President

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF LIMITED PARTNERSHIP

OF

GAYLORD/XENTURY ASSOCIATED LIMITED PARTNERSHIP

Pursuant to the provisions of section 620.109, Florida Statutes, this Florida limited partnership, whose certificate was filed with the Florida Dept. of State on 1/23/98 adopts the following certificate of amendment to its certificate of limited partnership.

FIRST: Amendment(s):

1. The name of the partnership shall be Opryland Hotel-Florida Limited Partnership.

SECOND: This certificate of amendment shall be effective at the time of its filing with the Florida Department of State.

THIRD: Signature of current general partner:

Opryland Hospitality, Inc.

By:	/s/ Thomas J. Sherrard
Thomas J. Sherrard, Secretary

Signature(s) of new general partner(s), if applicable:

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF LIMITED PARTNERSHIP

OF

OPRYLAND HOTEL-FLORIDA LIMITED PARTNERSHIP

Pursuant to the provisions of Section 620.109, Florida Statutes, this Florida limited partnership, whose certificate was filed with the Florida Department of State on 1/23/98, adopts the following certificate of amendment to its certificate of limited partnership:

FIRST:	Amendment(s):

The name and business address of the sole general partner is:

Opryland Hospitality, LLC
c/o Gaylord Entertainment Company
One Gaylord Drive
Nashville, TN 37214

SECOND:	This certificate of amendment shall be effective at the time of its filing with the Florida Department of State.

THIRD:	Signature of General Partner

OPRYLAND HOSPITALITY, LLC

By:	/s/ Carter R. Todd
Name:	Carter R. Todd
Title:	Secretary

Signature of new general partners if applicable: N/A

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF LIMITED PARTNERSHIP

OF

OPRYLAND HOTEL-FLORIDA LIMITED PARTNERSHIP

Pursuant to the provisions of section 620.1202, Florida Statutes, this Florida limited partnership or limited liability limited partnership, whose certificate was filed with the Florida Department of State on January 23, 1998, adopts the following certificate of amendment to its certificate of limited partnership.

FIRST: Amendment(s):

Section 1 is hereby deleted in its entirety and the following is inserted in lieu thereof:

“The name of the limited partnership shall be RHP Property GP, LP.”

SECOND: Effective date, if other than the date of filing: October 1, 2012

Signature(s) of a general partner(s)*;

Opryland Hospitality, LLC, general partner
By:	/s/ Carter R. Todd
Carter R. Todd, Vice President and Secretary

Signature(s) of new or dissociating general partner(s), if any: